FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 19, 2005

Merisant Company
(Exact Name of Registrant as Specified in Charter)

Delaware	333-114105	52-2218321
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 South Riverside Plaza, Suite 850 Chicago, Illinois		60606
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (312) 840-6000

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement

2005 Merisant Worldwide, Inc. Share Appreciation Rights Plan

On September 19, 2005, the board of directors of Merisant Worldwide, Inc. (“Merisant Worldwide”) approved the 2005 Merisant Worldwide, Inc. Share Appreciation Rights Plan (the “2005 SAR Plan” or the “Plan”) in the form recommended by the compensation committee of the board of directors.  The 2005 SAR Plan is in addition to and will not replace the share appreciation rights plan adopted by Merisant Worldwide in 2000 (the “2000 SAR Plan”).  Only one current employee and a director of Merisant Worldwide or its subsidiaries are among the participants in the 2000 SAR Plan.

The 2005 SAR Plan is designed to provide incentives to senior management of Merisant Worldwide to increase the equity value of Merisant Worldwide.  All employees of Merisant Worldwide and its subsidiaries are eligible to participate in the 2005 SAR Plan.  The board of directors of Merisant Worldwide or a committee designated by the board of directors of Merisant Worldwide will administer the 2005 SAR Plan, including determining eligibility for participation, determining the size of awards to be granted, granting awards and taking other actions necessary or advisable for administration of the 2005 SAR Plan.

In general, participants in the 2005 SAR Plan may receive three types of awards, each of which corresponds to a percentage of the aggregate net proceeds distributed to the stockholders of Merisant Worldwide, participants in the 2000 SAR Plan and participants in the 2005 SAR Plan upon a change in control (as defined under the 2005 SAR Plan).  Participants in the 2005 SAR Plan will be entitled to receive awards of share units representing, in the aggregate, up to 8% of the first $100 million of such net proceeds, up to 10% of the next $100 million of such net proceeds and up to 12% of such net proceeds in excess of $200 million.  The net proceeds will be increased by any dividends or other distributions made to the holders of common stock of Merisant Worldwide prior to the change in control and reduced by an amount equal to 12% compounded annual return on any new equity investment in Merisant Worldwide.  The share units underlying the 2005 SAR Plan will be determined on a fully diluted basis, taking into account the outstanding number of shares of common stock of Merisant Worldwide and share units underlying the 2000 SAR Plan.  New issuances of common stock of Merisant Worldwide will dilute the share units underlying the 2005 SAR Plan.  Upon a distribution under the Plan, participants will receive payouts under the 2005 SAR Plan in the same form as the consideration received by the stockholders of Merisant Worldwide.

Awards under the 2005 SAR Plan will not vest until the initial distribution date under the Plan.  The board of directors of Merisant Worldwide may cancel or amend the terms of the 2005 SAR Plan and cancel or amend the terms of any awards granted under the 2005 SAR Plan in whole or in part at any time; provided, that no amendment, modification or termination of the 2005 SAR Plan or any awards granted thereunder that adversely affects in any material way any award previously made under the 2005 SAR Plan may be made without the written consent of the participant holding such award.

No awards under the 2005 SAR Plan have been granted to date, but Merisant Worldwide and its wholly owned subsidiary, Merisant Company, have made commitments to make grants to certain individuals.  The board of directors of Merisant Company has approved the key terms of an amended and restated employment agreement with Paul R. Block, Merisant Company’s President and Chief Executive Officer, including that Mr. Block will receive awards under the 2005 SAR Plan equal to 4% of the first $100 million of the aggregate net proceeds (as described above) upon a change in control, 5% of the next $100 million of such net proceeds and 6% of such net proceeds thereafter.  Pursuant to an employment agreement between Merisant Company and Anthony J. Nocchiero, Merisant Company’s Chief Financial Officer and Vice President, Finance, Mr. Nocchiero will receive awards under the 2005 SAR Plan equal to 0.75% of the aggregate net proceeds upon a change in control of Merisant Worldwide.

Merisant Worldwide does not anticipate that it will be able to determine the aggregate value of the awards under the Plan because the equity of Merisant Worldwide is privately held and there is no public market for the underlying securities.

The foregoing description of the 2005 SAR Plan does not purport to be complete and is qualified in its entirety by the full text of the 2005 SAR Plan, a copy of which is included as Exhibit 10.1 to this report.

Advisory Agreement

The principal stockholder of Merisant Worldwide, Tabletop Holdings, LLC, is controlled by Pegasus Partners II, L.P., which is, in turn, managed by Pegasus Capital Advisors, L.P. (“Pegasus Advisors”).  Employees of Pegasus Advisors have in the past and currently serve as members of the board of directors of Merisant Company, and the senior management of Merisant Company regularly consults with Pegasus Advisors on strategic and other business issues.  Merisant Company and Pegasus Advisors have formalized this advisory function by entering into an Advisory Agreement.  Pegasus Advisors will provide such financial, strategic and other advisory services to the senior management of Merisant Company and its subsidiaries as such managers may reasonably request, and Merisant Company will reimburse Pegasus Advisors and its affiliates for all reasonable costs and expenses incurred in connection with the performance of such services, subject to any contractual limitation on such payments between Merisant Company and its lenders.  Merisant Company will not pay any fees to Pegasus Advisors under the agreement.  Merisant Company will indemnify and hold Pegasus Advisors and related parties against losses and direct damages arising out of the Advisory Agreement.

The board of directors of Merisant Company approved the Advisory Agreement on September 19, 2005.

Item 1.02                                             Termination of a Material Definitive Agreement

The board of directors of Merisant Worldwide adopted the 2004 IDS Incentive Plan in connection with the anticipated offer and sale of Income Deposit Securities by Merisant Worldwide.  Merisant Worldwide abandoned this offering, and the board of directors did not grant any awards under the 2004 IDS Incentive Plan.  On September 19, 2005, the board of directors terminated the 2004 IDS Incentive Plan in accordance with its terms.

Item 8.01                                             Other Events

The board of directors has directed senior management to review Merisant Worldwide’s long-term incentive plans and short-term bonus plans in order to recommend amendments to current plans or propose new plans that will further motivate employees of Merisant Worldwide and its subsidiaries.

Item 9.01                                             Financial Statements and Exhibits.

Exhibits

10.1	2005 Merisant Worldwide, Inc. Share Appreciation Rights Plan.

10.2	Advisory Agreement, dated as of September 19, 2005, between Pegasus Capital Advisors, L.P. and Merisant Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERISANT COMPANY

Date: September 23, 2005	By:	/s/ Jonathan W. Cole
Jonathan W. Cole
Vice President, General Counsel